UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 14, 2012 (March 13, 2012)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On March 13, 2012, Crimson Exploration Inc. issued a press release announcing financial results for the fourth quarter and full year ended December 31, 2011.  The press release is included in this report as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information in this Item 2.02 (including the press release attached as Exhibit 99.1 incorporated by reference in this Item 2.02) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated March 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	March 14, 2012	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 13, 2012

EXHIBIT 99.1

Crimson Exploration Announces Fourth Quarter and Full Year 2011 Financial Results
HOUSTON, March 13, 2012 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) today announced financial results for the fourth quarter and full year 2011.

2011 Summary

▪	Full year revenue of $114.4 million, 18% year over year increase

▪	Full year EBITDAX of $77.2 million, 36% year over year increase

▪	Increased quarterly oil and natural gas liquids production to 34% of total production, 40% of total production reached in January 2012

▪	Increased proved reserves by 20% year over year, to 200.4 Bcfe, with a reserve replacement rate of 304% of 2011 production

Management Commentary

Allan D. Keel, President and Chief Executive Officer, commented, “In 2011, Crimson began its transformation from a predominately natural gas producer to a Company focused on oil and liquids weighted opportunities. After finally securing our highest quality Haynesville/Mid-Bossier acreage in East Texas in the first half of the year, we shifted our focus toward the Eagle Ford shale in South Texas in an effort to balance our production profile. By employing the same horizontal drilling and fracing techniques used in the Haynesville Shale and Mid-Bossier gas shale plays, we then successfully proceeded with the development of our leasehold position in Karnes County, averaging a 24-hr gross initial production rate of 1,060 Boepd on seven completed wells on our Littlepage McBride lease. In 2012, Crimson anticipates achieving a 50/50 liquids production profile by the end of the second quarter by targeting the planned horizontal redevelopment of the Woodbine formation in Madison and Grimes counties, Texas and the continued development of the Eagle Ford shale.”

Summary Fourth Quarter Financial Results

The Company reported a net loss for the fourth quarter 2011 of $5.0 million, or $0.11 per basic share, compared to a net loss of $20.9 million, or $0.50 per basic share, for the fourth quarter of 2010. Recorded in the fourth quarters of 2011 and 2010, respectively, were non-cash leasehold impairment charges of $0.7 million and $21.1 million. Fourth quarter non-cash charges of $1.6 million and $6.8 million were also recorded in 2011 and 2010, respectively, related to the mark-to-market valuation on our commodity price and interest rate derivatives.  Exclusive of these special items, net loss for the fourth quarter of 2011 would have been $3.5 million, compared to a loss of $2.4 million in 2010. Adjusted EBITDAX, as defined below, was $17.3 million in the fourth quarter of 2011, a 3% increase over Adjusted EBITDAX of $16.7 million for the prior year quarter.

Revenues for the fourth quarter 2011 were $27.7 million compared to revenues of $27.9 million in the prior year quarter. Quarter over quarter revenues were flat, though lower natural gas revenues from lower production and prices were offset by higher oil and liquids revenues resulting from a 40% increase in quarterly oil production as Crimson pursued its strategy of achieving a more balanced production profile.

Production for the fourth quarter of 2011 was approximately 3.7 Bcfe of natural gas equivalents, or 40,048 Mcfe per day, compared with production of approximately 4.0 Bcfe, or 43,010 Mcfe per day, in the 2010 quarter.  As of January 30, 2012, Crimson achieved 40% oil and liquids production, compared to 28% for the fourth quarter 2010, a key milestone in our strategy to achieve a production mix of 50% oil and liquids by the middle of 2012.

The weighted average field sales price in the fourth quarter of 2011 (before the effects of realized gains/losses on our commodity price hedges) was $6.72 per Mcfe compared to an average sales price of $5.59 for the fourth quarter of 2010, an increase resulting from higher oil and NGL prices and the increase in oil and liquids production.  The weighted average realized sales price in the fourth quarter of 2011 (including the effects of realized gains/losses on our commodity price hedges) was $7.45 per Mcfe compared to a weighted average realized sales price of $7.02 per Mcfe for the fourth quarter of 2010.

Lease operating expenses for the fourth quarter of 2011 were $3.7 million compared to $3.6 million in the prior year quarter. On a per Mcfe produced basis, lease operating expenses were $1.00 for the fourth quarter 2011, compared to $0.91 Mcfe for the fourth quarter 2010.

Production and ad valorem taxes for the fourth quarter 2011 were $1.3 million compared to $1.5 million in the prior year quarter due to slightly lower revenues.  On a per Mcfe produced basis, production and ad valorem taxes were $0.35 for the fourth quarter compared to $0.37 Mcfe for the fourth quarter 2010.

DD&A expense for the fourth quarter of 2011 was $15.6 million, or $4.24 per Mcfe, compared to $12.0 million, or $3.05 per Mcfe, in the prior year quarter. The higher DD&A rate for the 2011 quarter resulted primarily from negative natural gas reserve revisions related to the low natural gas price environment.

General and administrative expense in the fourth quarter of 2011 was $5.9 million, or $1.60 per Mcfe, compared to $6.6 million, or $1.66 per Mcfe, in the prior year quarter due to lower personnel costs and lower legal and other professional fees.  Cash general and administrative expenses for the fourth quarter of 2011, exclusive of non-cash stock option expense recognized, were $5.4 million ($1.48 per Mcfe) and $6.1 million ($1.55 per Mcfe) for the fourth quarters of 2011 and 2010, respectively.

Year End Reserves and 2012 Capital Budget

As previously disclosed, proved reserves at December 31, 2011, as estimated by Netherland, Sewell, and Associates, Inc., our independent petroleum engineering firm, were 200.4 Bcfe, a 20% increase from the prior year’s proved reserves of 166.5 Bcfe, with an SEC PV-10 value of approximately $266.5 million. Reserve additions, including revisions, totaled approximately 50.4 Bcfe which led to a reserve replacement rate of 304% and finding and development costs of $1.99 per Mcfe in 2011. Crimson plans to continue an active drilling program in 2012 by spending approximately $74 million primarily targeting the Woodbine formation and the Eagle Ford shale.

Hedging Activity

Consistent with our strategy of mitigating commodity price risk, we took advantage of the meaningful increase in oil prices during the first quarter of 2012 and added the following derivative contracts to our existing positions, providing overall commodity price protection for 80% of forecasted PDP oil production in 2012:

Crude Oil		Volume/Month	Price/Unit
Brent
Mar 2012-June 2012	Swap	13,000 Bbls	$118.30
July 2012-Dec 2012	Swap	10,000 Bbls	$114.85

WTI
Jan 2013-Dec 2013	Swap	14,000 Bbls	$101.25

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and twelve month periods ended December 31, 2011 and 2010:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2011	2010	%	2011	2010	%
Total Volumes Sold:
Crude oil (barrels)	113,986	81,464	40%	396,760	260,289	52%
Natural gas (Mcf)	2,440,817	2,853,291	-14%	11,675,602	9,285,574	26%
Natural gas liquids (barrels)	93,286	102,468	-9%	417,956	346,327	21%
Natural gas equivalents (Mcfe)	3,684,449	3,956,883	-7%	16,563,898	12,925,270	28%

Daily Sales Volumes:
Crude oil (barrels)	1,239	885	40%	1,087	713	52%
Natural gas (Mcf)	26,531	31,014	-14%	31,988	25,440	26%
Natural gas liquids (barrels)	1,014	1,114	-9%	1,145	949	21%
Natural gas equivalents (Mcfe)	40,048	43,010	-7%	45,381	35,412	28%

Average sales prices (before hedging):
Oil	$103.93	$84.85	22%	$101.55	$79.05	28%
Gas	3.33	3.76	-11%	3.89	4.35	-11%
NGLs	51.34	43.64	18%	48.96	40.57	21%
Mcfe	6.72	5.59	20%	6.41	5.80	11%

Average realized sales price (after hedging):
Oil	$96.86	$85.02	14%	$92.65	$84.61	10%
Gas	4.78	5.74	-17%	4.85	6.45	-25%
NGLs	50.80	43.64	16%	48.35	40.57	19%
Mcfe	7.45	7.02	6%	6.86	7.42	-8%

Selected Costs ($ per Mcfe):
Lease operating expenses	$1.00	$0.91	10%	$0.80	$1.16	-31%
Production and ad valorem taxes	$0.35	$0.37	-7%	$0.41	$0.47	-13%
Depreciation and depletion expense	$4.24	$3.05	39%	$3.44	$3.48	-1%
General and administrative expense (cash)	$1.48	$1.55	-5%	$1.03	$1.45	-28%
Interest expense	$1.65	$1.50	10%	$1.52	$1.73	-12%

Adjusted EBITDAX (1)	$17,262,290	$16,732,641	3%	$77,218,683	$56,787,402	36%

Capital expenditures
Property acquisition – proved	$14,101	$—		$954,687	$—
Leasehold acquisitions	4,322,615	(426,561)		12,014,182	5,774,043
Exploratory	4,047,025	621,655		9,672,150	1,338,193
Development	18,560,436	15,623,805		65,813,745	47,914,145
Other	—	23,725		5,416	34,041
	$26,944,177	$15,842,624		$88,460,180	$55,060,422

Weighted Average Shares Outstanding
Basic	43,904,661	42,113,808		44,788,551	39,397,486
Diluted	43,904,661	42,113,808		44,788,551	39,397,486

(1) Adjusted EBITDAX is a non-GAAP financial measure. See below for a reconciliation to net income (loss).

CRIMSON EXPLORATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
ASSETS
Accounts receivable	$16,059,667	$14,225,932
Current mark to market value of derivatives	4,538,897	6,836,366
Other current assets	473,616	168,766
Deferred tax asset (current and non-current)	17,297,621	9,010,118
Net property and equipment	396,781,299	380,046,432
Other non-current assets	1,174,774	2,399,212

TOTAL ASSETS	$436,325,874	$412,686,826

LIABILITIES AND STOCKHOLDERS' EQUITY
Current mark to market value of derivatives	$290,703	$3,043,078
Other current liabilities	66,795,433	44,326,994
Long-term debt	190,041,933	172,013,490
Other non-current liabilities	9,692,107	9,772,293
Total stockholders’ equity	169,505,698	183,530,971

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$436,325,874	$412,686,826

CRIMSON EXPLORATION INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

OPERATING REVENUES
Oil, gas and natural gas liquids sales	$27,435,237	$27,768,319	$113,636,033	$95,932,223
Operating overhead and other income	216,458	174,935	721,472	609,744
Total operating revenues	27,651,695	27,943,254	114,357,505	96,541,967

OPERATING EXPENSES
Lease operating expenses	3,673,140	3,581,885	13,273,760	15,001,954
Production and ad valorem taxes	1,278,531	1,480,914	6,732,545	6,061,033
Exploration expenses	40,506	174,561	995,412	967,322
Depreciation, depletion and amortization	15,608,642	12,048,742	56,920,515	45,022,272
Impairment and abandonment of oil and gas properties	733,900	21,052,026	14,954,633	22,254,059
General and administrative	5,896,778	6,583,500	19,068,400	20,480,608
Loss (gain) on sale of assets	—	649,250	—	1,069,616
Total operating expenses	27,231,497	45,570,875	111,945,265	110,856,864

INCOME (LOSS) FROM OPERATIONS	420,198	(17,627,621)	2,412,240	(14,314,897)

OTHER INCOME (EXPENSE)
Interest expense	(6,075,946)	(5,936,653)	(25,104,073)	(22,324,535)
Other financing costs	(265,186)	(1,962,612)	(1,706,812)	(4,311,779)
Unrealized gain (loss) on derivative instruments	(1,604,327)	(6,766,724)	454,906	(6,500,825)
Total other income (expense)	(7,945,459)	(14,665,990)	(26,355,979)	(33,137,139)

INCOME (LOSS) BEFORE INCOME TAXES	(7,525,261)	(32,293,610)	(23,943,739)	(47,452,036)

Income tax (expense) benefit	2,525,804	11,430,656	8,098,357	16,607,139

NET INCOME (LOSS)	$(4,999,457)	$(20,862,954)	$(15,845,382)	$(30,844,897)

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, amortization and exploration expenses.  Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under the credit agreements representing our senior credit facility and our second lien credit facility.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results.  Adjusted EBITDAX is a material component of the covenants that are imposed on us by our credit agreements.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX.  Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP.  As discussed above, we believe that the presentation of EBITDAX and Adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations.  Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income (loss)	$(4,999,457)	$(20,862,954)	$(15,845,382)	$(30,844,897)
Interest expense	6,075,946	5,936,654	25,104,073	22,324,535
Income (benefit) tax expense	2,525,804	(11,430,656)	(8,098,357)	(16,607,139)
Depreciation and amortization	15,608,642	12,048,742	56,920,515	45,022,272
Exploration expense	40,506	174,561	995,412	967,322
EBITDAX	14,199,833	(14,133,657)	59,076,260	20,862,093

Unrealized loss (gain) on derivative instruments	1,604,327	6,766,724	(454,906)	6,500,825
Non-cash equity-based compensation charges	459,046	435,686	1,935,886	1,789,030
Impairment and abandonment of proved properties	733,900	21,052,026	14,954,633	22,254,059
Amortization of deferred finance costs	265,186	1,962,612	1,706,812	4,311,779
Loss (gain) on the disposition of assets	—	649,250	—	1,069,616
Adjusted EBITDAX	$17,262,290	$16,732,641	$77,218,683	$56,787,402

Guidance for First Quarter 2012

The Company is providing the following updated guidance for the first calendar quarter of 2012.

First quarter 2012 production	38,000 – 40,000 Mcfe per day

Lease operating expenses ($M)	$4,200 – $4,500

Production and ad valorem taxes	8% of actual prices

Cash G&A ($M)	$4,200 – $4,600

DD&A rate	$4.10 – $4.30 per Mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on Wednesday, March 14, 2012 at 9:30 a.m. CDT.  Those interested in participating may do so by calling the following phone number: (877) 852-6575, (International: (719) 325-4777) and entering the following participation code: 9422038.  A replay of the call will be available from Wednesday, March 14, 2012 at 12:30 p.m. CDT through Wednesday, March 21, 2012 at 12:30 p.m. CDT by dialing toll free:  (888) 203-1112, (International:  (719) 457-0820) and asking for replay ID code 9422038.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, including approximately 5,700 net acres in the Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas, approximately 8,625 net acres in the Eagle Ford Shale in South Texas, approximately 17,500 net acres in Madison and Grimes counties in Southeast Texas and approximately 11,000 net acres in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results,  leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2011, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact:
Crimson Exploration Inc.
E. Joseph Grady, 713-236-7400
Senior Vice President and Chief Financial Officer
or
Josh Wannarka, 713-236-7400
Manager of Investor Relations and FP&A